Protective Insurance Shareholders Approve Proposed Transaction with Progressive

CARMEL, Ind., May 6, 2021 – Protective Insurance Corporation (NASDAQ: PTVCA and PTVCB) (“Protective” or the “Company”) today announced that at a special meeting of shareholders held yesterday, the Company’s class A shareholders approved a proposal to adopt the merger agreement, dated as of February 14, 2021 (the “Merger Agreement”), by and among the Company, The Progressive Corporation (NYSE: PGR) (“Progressive”) and Carnation Merger Sub Inc. an indirect, wholly owned subsidiary of Progressive, under which Progressive will acquire all of the outstanding Class A shares (“Class A Shares”) and Class B shares of Protective’s common stock for $23.30 per share in cash, for a total transaction value of approximately $338 million.

Approximately 97% of the Class A Shares that voted were voted in favor of the Merger Agreement, which constitutes approximately 71% of the outstanding Class A Shares entitled to vote. The final vote results, as certified by the independent Inspector of Election, will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

“We thank Protective shareholders for their strong support of our value enhancing transaction with Progressive, which we believe is in the best interest of Protective and all of our stakeholders,” said Jeremy Johnson, Protective’s Chief Executive Officer. “This shareholder approval is an important milestone as we work to join the Progressive family and deliver innovative offerings and superior customer service to even more customers across the country.”

The Company also announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to the Company's proposed acquisition by Progressive has expired. The proposed transaction remains subject to the satisfaction of certain closing conditions, including approval of the proposed transaction by the Indiana Department of Insurance. The Company currently anticipates that the proposed transaction will be completed in June or July 2021.

About Protective Insurance
Based in Carmel, Indiana, Protective Insurance Corporation serves as the publicly-traded holding company for several property-casualty insurance subsidiaries including Protective Insurance Company, Sagamore Insurance Company and Protective Specialty Insurance Company. Through its subsidiaries, Protective provides liabilities and workers’ compensation coverage for trucking and public transportation fleets, along with trucking industry independent contractors. For more information, visit www.protectiveinsurance.com. This reference to additional information about Protective has been provided as a convenience, and the information contained on our website is not incorporated by reference into this press release.

Forward-Looking Statements
Statements in this press release which are not historic facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the impact of the proposed transaction; regulatory approvals; and the timing of the proposed transaction.  All statements in this material not dealing with historical results are forward-looking and are based on estimates, assumptions and projections, and Protective and Progressive may make related oral forward-looking statements on or following the date hereof. These statements may also include assumptions about Progressive’s proposed acquisition of Protective (including its benefits, results, effects and timing). Some of these forward-looking statements are identified with words like "believe," "may," "will," "should," "expect," "intend," "plan," "project," "predict," "anticipate," "estimate" or "continue" and other words and terms of similar meaning. All forward-looking statements involve risks and uncertainties which could affect Progressive’s and Protective’s actual results and could cause their actual results or the benefits of the proposed transaction to differ materially from those expressed in any forward-looking statements made by, or on behalf of Progressive or Protective.

The proposed transaction is subject to risks and uncertainties, including: (A) that Protective and Progressive may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to satisfy conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (E) risks related to disruption of management’s attention from Protective’s ongoing business operations due to the proposed transaction; (F) the effect of the announcement of the proposed transaction on Protective’s relationships with its clients, operating results and business generally; (G) the outcome of any legal proceedings to the extent initiated against Protective, Progressive or others following the announcement of the proposed transaction and (H) the effects of the COVID-19 pandemic and associated government actions on Protective’s operations and financial performance, as well as Protective’s and Progressive’s management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Protective’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of Protective on file with the SEC.  Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Protective and/or Progressive will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Protective or its business or operations.  Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Protective Investor Contact: John Barnett (317) 429-2554 investors@protectiveinsurance.com	Protective Media Contact: Steve Frankel or Joseph Sala Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449